SUB-ITEM 77Q1(e)

                                AMENDMENT NO. 1
                                       TO
            MASTER INTERGROUP SUB-ADVISORY CONTRACT FOR MUTUAL FUNDS


         This Amendment dated as of October 15, 2004, amends the Master Intergroup Sub-Advisory Contract for Mutual Funds (the "Agreement"), dated November 25, 2003, between A I M Advisors, Inc. and INVESCO Institutional (N.A.), Inc.

                              W I T N E S S E T H:

         WHEREAS, the parties desire to amend the Agreement to rename each INVESCO Fund by replacing "INVESCO" with "AIM and further to change the name of INVESCO Core Equity Fund to AIM Core Stock Fund;

         NOW, THEREFORE, the parties agree as follows;

         1. Exhibit A to the Agreement is hereby deleted in its entirety and replaced with the following:

                                   "EXHIBIT A
                                       TO
            MASTER INTERGROUP SUB-ADVISORY CONTRACT FOR MUTUAL FUNDS

         AIM COMBINATION STOCK AND BOND FUNDS

                  AIM Core Stock Fund

                  AIM Total Return Fund"


         2. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

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         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.


A I M ADVISORS, INC.               INVESCO INSTITUTIONAL (N.A.), INC.



By: /s/ Mark H. Williamson         By: /s/ Jeffrey H. Kupor
    -----------------------------      ------------------------------------
     Mark H. Williamson                 Name: Jeffrey H. Kupor
     President                          Title: Secretary and General Counsel

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